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Independent auditors' consent


The board and shareholders
IDS Money Market Series, Inc.:
            IDS Cash Management Fund


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


KPMG Peat Marwick LLP



Minneapolis, Minnesota
September    , 1998